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                             DELOITTE & TOUCHE LLP
                                   SUITE 3900
                             111 S.W. FIFTH AVENUE
                          PORTLAND, OREGON 97204-3698
                           TELEPHONE: (503) 222-1341
                           FACSIMILE: (503) 224-2172





                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-25829 of U.S. Bancorp on Form S-4 of our report dated January 31, 1997 appearing in the Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

June 17, 1997




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Deloitte Touche
Tohmatsu
International
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